UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 3, 2014 (March 28, 2014)

UNIVERSAL AMERICAN CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-35149 (Commission File Number)	27-4683816 (I.R.S. Employer Identification No.)

44 South Broadway

White Plains, New York 10601

(Address of principal executive offices) (Zip Code)

(914) 934-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On March 28, 2014, Universal American Corp. (the “Company”) entered into a definitive agreement to repurchase 6,000,000 shares of its common stock directly from funds associated with Capital Z Partners Management, LLC (the “Capital Z Investors”).  The aggregate purchase price for the shares is $36,180,000 at a price per share of $6.03.  The Company will use cash on hand to fund the share repurchase.   The closing of the share purchase is subject to customary closing conditions, including applicable regulatory approvals, and is expected to close in the next thirty days.  The Share Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.                                        Other Events.

On March 31, 2014, the Company issued a press release relating to the repurchase by the Company of shares of its common stock from the Capital Z Investors.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

2.1	Share Purchase Agreement dated as of March 28, 2014 by and between Universal American Corp. and Capital Z Financial Services Fund II, L.P.

99.1	Press Release dated March 31, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 3, 2014

UNIVERSAL AMERICAN CORP.

By:	/s/ Tony L. Wolk
Name: Tony L. Wolk
Title: SVP, General Counsel and Secretary

EXHIBIT INDEX

2.1	Share Purchase Agreement dated as of March 28, 2014 by and between Universal American Corp. and Capital Z Financial Services Fund II, L.P.

99.1	Press Release dated March 31, 2014.